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Exhibit 21 - List of Subsidiaries at December 31, 1994:

                        First Alabama Bank (1)
                        Union Bank & Trust Company(2)
                        Regions Bank of Florida(3)
                        Regions Bank of Georgia(4)
                        First Rome Bank(4)
                        Regions Bank of Tennessee(5)
                        Regions Bank of Louisiana(6)
                        Bank of New Roads(7)
                        FAB Agency, Inc. (8)
                        Regions Financial Leasing, Inc. (8)
                        Regions Agency, Inc. (8)
                        Regions Financial Building Corporation (8)
                        First Alabama Investments, Inc. (8)
                        Real Estate Financing, Inc. (8)
                        Regions Life Insurance Company (9)
                        The Georgia Company (10)
                        Regions Title Company (11)
                        Regions Corporation (12)
                        First Insurance Corporation (13)
                        Secor Realty and Investment (8)
                        Secor Insurance Agency, Inc. Alabama(8)
                        Secor Insurance Agency, Inc. Louisiana(13)
                        Secor Credit Corporation (8)

(1) Affiliate state bank in Alabama chartered under the banking laws of Alabama.

(2) Affiliate state bank in Alabama chartered under the banking laws of Alabama which was merged into First Alabama Bank in January of 1995.

(3) Affiliate state bank in Florida chartered under the banking laws of Florida.

(4) Affiliate state bank in Georgia chartered under the banking laws of Georgia.

(5) Affiliate state bank in Tennessee chartered under the banking laws of Tennessee

(6) Affiliate state bank in Louisiana chartered under the banking laws of Louisiana.

(7) Affiliate state bank in Louisiana chartered under the banking laws of Louisiana which was merged into Regions Bank of Louisiana in March of 1995.
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(8)      Bank-related subsidiary organized under the Business Corporation Act of the state of Alabama.

(9) Bank-related subsidiary incorporated under the laws of the state of Arizona and doing business principally in the state of Alabama.

(10) Bank-related subsidiary (inactive) incorporated under the laws of the state of Georgia.

(11) Bank-related subsidiary incorporated under the laws of the state of Tennessee.

(12)     Second tier holding company incorporated in the state of Delaware.

(13) Bank-related subsidiary incorporated under the laws of the state of Louisiana.